Danskin, Inc.
111 West 40th Street
New York, New York 10018

                             Re: Registration Statement on Form S-1
                                 File No. 333-51243

Gentlemen:

     You have requested our opinion in connection with the above-referenced registration statement, as amended (the "Registration Statement"), filed by Danskin, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as mended, relating to 2,135,664 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), to be sold to the Rights Holders (as defined in the Registration Statement).

     As counsel to the Company, we have examined such corporate records, other documents and questions of law as we have considered necessary or appropriate for the purpose of this opinion, including the Certificate of Incorporation, as amended, and the By-Laws of the Company, the Registration Statement and the exhibits thereto, and we have made such investigations of law as we have deemed necessary in order to render the opinion hereinafter set forth. In such examinations, we have assumed the genuineness of signatures and the conformity to original documents supplied to us as copies. As to relevant questions of fact material to our opinion, we have relied upon statements and certificates of officers and representatives of the Company.

     In giving this opinion, we have assumed that the certificates for the Shares, when issued, will have been duly executed on behalf of the Company by the Company's transfer agent and registered by the Company's registrar, and will conform, except as to denominations, to specimens we have examined.

     Based upon and subject to the foregoing, we are of the opinion that:

1.   The Shares have been duly authorized; and

2. The Shares, when sold in accordance with the Rights Offering will be validly issued, fully paid and non-assessable.

     We hereby consent to the references to our firm under the caption "Legal Matters" in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities and Exchange Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                              Very truly yours,


                                              MORGAN, LEWIS & BOCKIUS LLP